UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2006

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 13, 2006, Depomed, Inc. (the “Company”) entered into a Sublicense Agreement (the “License Agreement”) with PharmaNova, Inc., a Delaware corporation (“PharmaNova”).  Pursuant to the License Agreement, PharmaNova has granted the Company an exclusive sublicense, under a U.S. Patent held by the University of Rochester (No. 6,310,098), to develop and commercialize in the United States a product (the “Menopause Product”) that (a) contains the compound gabapentin as its active pharmaceutical ingredient, and (b) is indicated for the treatment of hot flashes associated with menopause in women (the “Menopause Indications”).  The Company intends to use its existing formulation of gabapentin, which utilizes the Company’s AcuFormTM technology, for the Menopause Product clinical development program.

The Company has paid PharmaNova an upfront license fee of $500,000 under the License Agreement, and is required to pay PharmaNova an additional $500,000 upon dosing of the first patient in any Phase 3 trial for the Menopause Product, $1,000,000 upon submission to the FDA of a New Drug Application (“NDA”) for the Menopause Product, and $2,000,000 upon FDA approval of an NDA covering the Menopause Product.  The Company is also required to pay PharmaNova consultancy fees of $300,000 over approximately ten months beginning in November 2006.

The License Agreement obligates the Company to use diligent efforts to develop and commercially launch the Menopause Product pursuant to a timeline agreed to among the Company, PharmaNova and the University, and to use diligent efforts to commercialize the Menopause Product following its commercial launch.

The License Agreement provides for royalty payments to PharmaNova on net sales of the Menopause Product, and for milestone payments upon achievement of annual net sales in excess of certain thresholds.  Royalties will not be payable on any Company product containing gabapentin that is not expressly labeled or marketed for the Menopause Indications.  The Company anticipates that the Menopause Product, upon its commercialization, will bear a trade name and national drug code, or NDC, number distinct from any other Company product containing gabapentin as an active pharmaceutical ingredient.

The License Agreement terminates upon the expiration of the Licensed Patent.  The License Agreement provides for, in lieu of its termination under certain circumstances (such as upon a material breach by PharmaNova), its assumption by the University of Rochester.

Forward-looking Statements.  The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K and its most recent quarterly report on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: October 18, 2006	By:	/s/ Carl A. Pelzel
Carl A. Pelzel
Executive Vice President and
Chief Operating Officer